UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: December 18, 2015
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1925 W. Field Court
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(b)    Resignation of Brett E. Finley

On December 18, 2015, Brett E. Finely, Senior Vice President and Group Executive, announced his resignation as an officer of IDEX Corporation (“IDEX”). IDEX and Mr. Finley entered into a severance and general release agreement pursuant to which Mr. Finley agreed to remain with IDEX until December 31, 2015 (the “Termination Date”) and in connection therewith will receive, subject to executing a general release of claims:

•	A 2015 bonus of $295,610, adjusted for actual 2015 IDEX performance, payable within 60 days of the Termination Date;

•
Continued vesting in 2013 performance share units that vest through and including the Termination Date, but forfeiting all other performance share units, restricted stock and options which would not be vested as of the Termination Date;

•	Severance equal to twelve months base salary, his target annual bonus and medical coverage reimbursement payable in a lump sum of $745,418 in January 2016; and

•	$698,634 payment in exchange for a two year non-compete payable in two equal installments in January 2017 and January 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

Date: December 18, 2015	By:	/s/ HEATH A. MITTS
Heath A. Mitts
Senior Vice President and Chief Financial Officer